EXHIBIT 99.1
                                SAFESCIENCE, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                    (in thousands except for per share data)
                                  May 31, 2001

                                                                      Pro Forma             Pro Forma
                                                  Actual             Adjustments           As Adjusted
                                                  ------             -----------           -----------

ASSETS

Current assets:

    Cash and cash equivalents                   $     955            $      5,000            $   5,955

    Prepaid expenses and other current assets         179                                          179
                                                ----------           -------------           ----------
        Total current assets                        1,134                                        6,134
                                                ----------           -------------           ----------
Property and equipment - net
                                                      391                                          391

Other assets:

Restricted cash                                       108                                          108

Deposits                                              208                                          208

Other assets                                          129                                          129
                                                ----------           -------------           ----------
Investment in SafeScience Newco, Ltd.                                      12,015

                                                        -                 (12,015)                   -

                                                    1,970                                        6,970
                                                ==========           =============           ==========
LIABILITIES AND STOCKHOLDERS'EQUITY

Current liabilities

Accounts payable                                    1,550                                        1,550

Accrued expenses                                      492                                          492

Net liabilities of discontinued operations            162                                          162
                                                ----------           -------------           ----------
Stockholders' equity
Preferred stock, $.01 par value per share,
5,000,000 shares authorized

   Series A convertible exchangeable preferred
stock, 7,500 shares authorized, no shares and
4,944.44 shares issued and outstanding actual
and pro forma as adjusted, respectively                 _                  12,015               12,015

   Series C convertible  preferred stock, 1,116.79
shares authorized, no shares and 1,116.79 shares
issued and outstanding actual and pro forma as
adjusted, respectively                                  _                       _                    _

Common stock, $.01 par value per share
100,000,000 shares authorized, 25,770,403 and
28,470,403 shares issued and outstanding actual
and pro forma as adjusted, respectively               258                      27                  285

Additional paid-in capital                         50,440                   3,510               53,950

Note receivable - former officer                   (2,675)                                      (2,675)

Accumulated deficit                               (48,257)                (12,015)             (60,272)
                                                ----------           -------------           ----------
Total stockholders' equity                           (234)                                       4,766
                                                ----------           -------------           ----------
                                                    1,970                                        6,970
                                                ==========           =============           ==========

                                SAFESCIENCE, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                         Five Months Ended May 31, 2001
                                   (Unaudited)
                                 (in thousands)

                                                                   Pro Forma         Pro Forma
                                                Actual             Adjustments      As Adjusted
                                                ------             -----------      -----------
OPERATING EXPENSES

     Research and development                  $  2,271                              $   2,271

     General  and administrative                  2,030                                  2,030

      Restructuring                               (182)                                   (182)
                                          -------------          -------------      -------------
          Total expenses                          4,119                                  4,119
                                          -------------          -------------      -------------
     Income (loss) from SafeScience
     Newco, Ltd.                                     -               (12,015)          (12,015)

     Other expense                                 (16)                                    (16)

     Other income                                   28                                      28
                                          -------------          -------------      -------------
                                                    12                                      12
                                          -------------          -------------      -------------
    Net loss from operations                     4,107               (12,015)          (16,122)
                                          -------------          -------------      -------------
    Loss on discontinued operations               (187)                                   (187)
                                          -------------          -------------      -------------
    NET LOSS                                  $ (4,294)             $(12,015)        $ (16,309)
                                          =============          =============      =============

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

                                SAFESCIENCE, INC.


             NOTE TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                 AND UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     On July 10, 2001, SafeScience, Inc. ("SafeScience") closed on a business venture with Elan Corporation, plc, an Irish limited liability company ("Elan"), and Elan International Services, Ltd., a Bermuda exempted limited liability company ("Elan International"). As part of the transaction, Elan International and SafeScience formed a Bermuda exempted limited liability company, SafeScience Newco, Ltd., to further advance GBC-590. SafeScience owns all of the common stock and 60.2% of the non-voting preferred shares of SafeScience Newco, Ltd. and Elan International owns 39.8% of the non-voting preferred shares of SafeScience Newco, Ltd. Of the outstanding combined common and non-voting preferred shares of SafeScience Newco, Ltd., SafeScience owns 80.1% and Elan International owns 19.9%. Elan and SafeScience entered into license agreements under which SafeScience licensed to SafeScience Newco, Ltd. its intellectual property related to GBC-590 for use in the field of oncology and Elan licensed to SafeScience Newco, Ltd. proprietary oral drug technology.

     As part of the transaction, Elan International also purchased 2,700,000 shares of SafeScience's common stock, par value $0.01 ("Common Stock"), 1,116.79 shares of SafeScience Series C non-voting preferred stock ("Series C Stock") convertible into 1,116,790 shares of Common Stock after two years and a five-year warrant to purchase 381,679 shares of Common Stock at an exercise price of $2.43 per share for an aggregate purchase price of $5,000,000. Elan International also purchased shares of SafeScience Series A convertible exchangeable non-voting preferred stock ("Series A Stock") for $12,015,000. The Series A Stock bears a 7% dividend payable-in-kind. The Series A Stock is exchangeable at the option of Elan International at any time for all of the preferred stock of SafeScience Newco, Ltd. held by SafeScience which, if exchanged, would give Elan International 50% ownership of the fully diluted equity interest in SafeScience Newco, Ltd. The Series A Stock shall be redeemed by SafeScience, if still outstanding on July 10, 2007 for either cash or shares of Common Stock of SafeScience at their fair market value at the time of redemption, at its option. The proceeds from the issuance of the Series A Stock were contributed by SafeScience to SafeScience Newco, Ltd. Consequently, the value assigned to SafeScience's investment in SafeScience Newco, Ltd. is the same as the value of the Series A Stock issued, which was approximately $12,015,000.

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

     Elan International and SafeScience may fund SafeScience Newco, Ltd.'s research and development according to their respective equity holdings in SafeScience Newco, Ltd. Subject to mutual agreement, Elan International has agreed to purchase from SafeScience up to $9.612 million of Series B convertible preferred stock, which bears a 7% dividend payable-in-kind and is convertible into Common Stock.

     SafeScience will not consolidate the financial statements of SafeScience Newco, Ltd., but will instead account for its investment in SafeScience Newco, Ltd. under the equity method of accounting. Further, since Elan can exchange its investment in SafeScience's Series A Stock for SafeScience's 30.1% preferred interest in SafeScience Newco, Ltd., SafeScience will only recognize 50% of the accumulated net earnings of SafeScience Newco, Ltd. unless the exchange right expires unexercised on July 10, 2007. Net losses of SafeScience Newco, Ltd. will be recognized by SafeScience at their 80.1% interest to the extent of SafeScience's investments in or advances to SafeScience Newco, Ltd.

     SafeScience immediately expensed its $12,015,000 investment in SafeScience Newco, Ltd., because the technical feasibility of using the contributed technology has not been established and SafeScience Newco, Ltd. had no alternative future use for the technology.

     The unaudited pro forma consolidated balance sheet and statement of operations are provided for informational purposes and are not necessarily indicative of what the actual financial position would have been had the transaction described above had been completed as of May 31, 2001 and are not indicative of future financial position.

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